Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149 and No. 333-234417) and the Registration Statement on Form S-3 (No. 333-234164) of Trilogy Metals Inc. of (i) our report dated February 11, 2021, relating to the consolidated financial statements of Trilogy Metals Inc., and (ii) our report dated February 11, 2021 relating to the financial statements of Ambler Metals LLC, both of which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
February 11, 2021